UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7108

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of September 18, 2024, the Board of Directors (the “Board”) of eBay Inc. (the “Company”) increased its size from 10 to 11 members and appointed William D. Nash as a member of the Board. His term will expire at the Company’s 2025 annual meeting of stockholders or at such time as his respective successor has been elected and qualified.

As a non-employee director, Mr. Nash is entitled to receive the same compensation paid by the Company to each of its non-employee directors as described under “Compensation of Directors” in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2024, which description is incorporated herein by reference. In addition, the Company will enter into its form of Indemnity Agreement with Mr. Nash, a copy of which has been filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 as filed with the SEC on July 15, 1998.

There is no arrangement or understanding between Mr. Nash and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions between Mr. Nash and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2024, the Board adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to, among other things:

•	clarify and further enhance procedural mechanics and informational requirements in connection with stockholder nominations of directors and submission of stockholder proposals pursuant to the advance notice provisions of the Bylaws, including, among other things, by requiring (i) such stockholders and nominees to furnish information that the Company may reasonably require to determine eligibility or that may be material to an understanding of the nominee’s independence and other qualifications; (ii) such stockholders to disclose (a) any material pending or threatened legal proceedings involving the Company or its directors or officers to which the stockholder or its affiliates is a party and (b) all information that would be set forth in a Schedule 13D filing by the stockholder if one were required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) such nominees to represent that (a) they will disclose any voting commitments or agreements with respect to compensation, reimbursement or indemnification in connection with their service as a director, (b) they are not and will not become party to any voting commitments that could interfere with the exercise of their fiduciary duties, (c) they will comply with all applicable corporate governance and related policies of the Company and (d) they intend to serve the full term if elected;

•	limit the number of nominees that a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting;

•	clarify that a withdrawal of stockholders at a meeting will not invalidate a quorum, if a quorum is present when a meeting of stockholders is convened;

•	clarify rules of construction in the event of any conflict between the provisions of the Company’s certificate of incorporation and the Bylaws and with respect to interpretation of the Bylaws; and

•	clarify that if a director fails to achieve a majority vote at a meeting at which there was no contested election, such director may not participate in deliberations or a decision with respect to whether to accept such director’s own previously tendered resignation.

The Bylaws also incorporate various other ministerial, clarifying and conforming changes.

The foregoing general description of the amendments to the Bylaws is a summary only, is not complete and is qualified in its entirety by reference to the text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 19, 2024, the Company issued a press release announcing Mr. Nash’s appointment to the Board, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of the Company
99.1	Press Release, dated September 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: September 19, 2024	/s/ Molly Finn
Name: Molly Finn
Title: Vice President & Deputy General Counsel, Corporate & Assistant Secretary